EXHIBIT 16

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, That each of the undersigned, WADDELL & REED ADVISORS ASSET STRATEGY FUND, INC., WADDELL & REED ADVISORS CASH MANAGEMENT, INC., WADDELL & REED ADVISORS CONTINENTAL INCOME FUND, INC., WADDELL & REED ADVISORS FIXED INCOME FUNDS, INC., WADDELL & REED ADVISORS FUNDS, INC., WADDELL & REED ADVISORS GLOBAL BOND FUND, INC., WADDELL & REED ADVISORS HIGH INCOME FUND, INC., WADDELL & REED ADVISORS INTERNATIONAL GROWTH FUND, INC., WADDELL & REED ADVISORS MUNICIPAL BOND FUND, INC., WADDELL & REED ADVISORS MUNICIPAL HIGH INCOME FUND, INC., WADDELL & REED ADVISORS MUNICIPAL MONEY MARKET FUND, INC., WADDELL & REED ADVISORS NEW CONCEPTS FUND, INC., WADDELL & REED ADVISORS RETIREMENT SHARES, INC., WADDELL & REED ADVISORS SELECT FUNDS, INC., WADDELL & REED ADVISORS SMALL CAP FUND, INC., WADDELL & REED ADVISORS TAX-MANAGED EQUITY FUND, INC., WADDELL & REED ADVISORS VANGUARD FUND, INC., W&R TARGET FUNDS, INC., W&R FUNDS, INC. AND WADDELL & REED INVESTED PORTFOLIOS, INC. (each hereinafter called the Corporation), and certain directors and officers for the Corporation, do hereby constitute and appoint KEITH A. TUCKER, DANIEL C. SCHULTE and KRISTEN A. RICHARDS, and each of them individually, their true and lawful attorneys and agents to take any and all action and execute any and all instruments which said attorneys and agents may deem necessary or advisable to enable each Corporation to comply with the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and any rules, regulations, orders or other requirements of the United States Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, including specifically, but without limitation of the foregoing, power and authority to sign the names of each of such directors and officers in his/her behalf as such director or officer as indicated below opposite his/her signature hereto, to any Registration Statement and to any amendment or supplement to the Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, and to any instruments or documents filed or to be filed as a part of or in connection with such Registration Statement or amendment or supplement thereto; and each of the undersigned hereby ratifies and confirms all that said attorneys and agents shall do or cause to be done by virtue hereof.

Date:	May 21, 2003	/s/Henry J. Herrmann Henry J. Herrmann, President

/s/Keith A. Tucker Keith A. Tucker	Chairman of the Board	May 21, 2003

/s/Henry J. Herrmann Henry J. Herrmann	President and Director	May 21, 2003

/s/Theodore W. Howard Theodore W. Howard	Vice President, Treasurer and Principal Accounting Officer	May 21, 2003

/s/James M. Concannon James M. Concannon	Director	May 21, 2003

/s/John A. Dillingham John A. Dillingham	Director	May 21, 2003

/s/David P. Gardner David P. Gardner	Director	May 21, 2003

/s/Linda K. Graves Linda K. Graves	Director	May 21, 2003

/s/Joseph Harroz, Jr. Joseph Harroz, Jr.	Director	May 21, 2003

/s/John F. Hayes John F. Hayes	Director	May 21, 2003

/s/Glendon E. Johnson Glendon E. Johnson	Director	May 21, 2003

/s/Frank J. Ross, Jr. Frank J. Ross, Jr.	Director	May 21, 2003

/s/Eleanor B. Schwartz Eleanor B. Schwartz	Director	May 21, 2003

/s/Frederick Vogel III Frederick Vogel III	Director	May 21, 2003

Attest:

/s/Kristen A. Richards Kristen A. Richards Secretary